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EXHIBIT 15.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3) (Registration No. 333-10690) pertaining to the Agnico-Eagle Mines Limited Dividend Reinvestment and Share Purchase Plan of our report dated February 22, 2005, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited as of December 31, 2004 which reports appear in the December 31, 2004 Annual Report on Form 20-F of Agnico-Eagle Mines Limited.

/s/ ERNST & YOUNG LLP Chartered Accountants
Toronto, Canada December 14, 2005.

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM